Exhibit 99.1

PRESS RELEASE

For Immediate Release

July 15, 2009

PENINSULA GAMING ANNOUNCES $530 MILLION DEBT OFFERING

Dubuque, Iowa – July 15, 2009 – Peninsula Gaming, LLC (the “Company”), a casino entertainment company with gaming operations in local markets in Iowa and Louisiana, announced today that it is proposing to issue $215 million in aggregate principal amount of Senior Secured Notes due 2015 (the “Secured Notes”) and $315 million in aggregate principal amount of Senior Unsecured Notes due 2017 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”). The Secured Notes will be unconditionally guaranteed on a senior secured basis, and the Unsecured Notes will be unconditionally guaranteed on a senior unsecured basis, in each case, by each of the Company’s existing and future domestic subsidiaries that are not unrestricted domestic subsidiaries, other than Peninsula Gaming Corp., a co-issuer of the Notes.

The net proceeds from the offering will be used to, among other things, (i) fund the purchase price of 100% of the outstanding limited liability company interests of Belle of Orleans, L.L.C., the operator of the Amelia Belle riverboat casino located in Amelia, Louisiana (or if such acquisition is not consummated or the purchase agreement related to such acquisition is terminated, in either case, on or prior to December 31, 2009, to redeem $100 million in aggregate principal amount of the Notes on a pro rata basis), (ii) redeem all of the outstanding 8 3/4% Senior Secured Notes due 2012, 11% Senior Secured Notes due 2012 and 13% Senior Notes due 2010 of the Company and its subsidiaries (collectively, the “Existing Notes”), (iii) reduce outstanding borrowings under the Company’s existing senior secured credit facility and (iv) pay related fees and expenses.

The notes are being offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act and to a limited number of institutional accredited investors within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act. The Notes have not been registered under the Securities Act, any other federal securities laws or the securities laws of any state, and until so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This announcement does not constitute a notice of redemption for the Existing Notes and any official announcement of redemption will be made in accordance with the terms of the indenture governing the Existing Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Peninsula Gaming

The Company, through its subsidiaries, engages in the ownership and operation of casino and off-track betting parlors. It owns and operates the Diamond Jo casino in Dubuque, Iowa, the Evangeline Downs Racetrack and Casino in St. Landry Parish, Louisiana, four off-track betting parlors in Port Allen, New Iberia, Henderson, and Eunice, Louisiana; and the Diamond Jo casino in Worth County, Iowa. The Company was founded in 1999 and is based in Dubuque, Iowa. The Company is a subsidiary of Peninsula Gaming Partners, LLC.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to general economic conditions in the Company’s local and regional markets, competition, risks associated with new ventures and acquisitions, government regulation, including, licensure requirements, legalization of gaming, availability and adequacy of the Company’s cash flows to satisfy the Company’s obligations, changes in interest rates, future terrorist acts, loss due to casualty, weather or mechanical failure, and other factors detailed in the reports filed by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company assumes no obligation to update such information.

Contact:

Peninsula Gaming, LLC

301 Bell Street

Dubuque, Iowa 52001

Natalie A. Schramm, 563-690-4977

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